UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[ ] Definitive Information Statement

MIDNIGHT CANDLE COMPNY
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

MIDNIGHT CANDLE COMPANY

70013 Bayside Court,

Indio, California 92203

_________________________________________________________

Notice of Action by Written Consent of Shareholders to be Effective May 29, 2008

Dear Shareholder:

Midnight Candle Company (the "Registrant," the "Company" or “MIDC”) notifies our shareholders of record that shareholders holding more than  95% of the voting power have approved, by written consent in lieu of a special meeting, effective May 14, 2008, the following proposals

1.           To amend our Articles of Incorporation to opt out of and eliminate the applicability of the acquisition limitation provisions of Nevada Revised Statutes Sections 78.378 through and including 78.3793; and 78.411 through and including 78.444 to any future control share acquisition transaction involving the Company’s capital stock;

2.           To effect a forward split of our issued and outstanding common stock on a 30:1 basis.  The forward stock split will be reflected by journal entries only.  There will not be a mandatory recall.  Certificates will be payable upon surrender; and

3.           To further amend our Articles of Incorporation which will, increase the authorized capital stock of the Company from 100,000,000 shares with a par value of $0.001 per share to 200,000,000 shares of par value common stock.

This Information Statement is first being mailed to our shareholders of record as of the close of business on May 27, 2008.  The amendment and restatement of our Articles of Incorporation will not be effective until June 16, 2008, a date which is at least 20 days after MIDC files a Definitive Information Statement with the SEC.  You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority shareholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is  taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law.  Proxies are not being solicited because shareholders holding more than 95% of the issued and outstanding voting common stock of the Company hold more than enough shares to effect the proposed actions and have voted in favor of the proposals contained herein.

/s/ Helen C. Cary

Helen C. Cary, President, CEO

Indio, California

May 27, 2008

Midnight Candle Company

79103 Bayside Court

Indio, California 92203

_________________________________________________________

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This information statement is furnished to the stockholders of record at the close of business on May 1, 2008, the record date, of the issued and outstanding common stock of Midnight Candle Company, a Nevada corporation, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the actions noted herein, which the holder of more than a majority of the shares of our stock  approved on May 14, 2008.

Dissenters' Right of Appraisal

The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the proposed actions.

Voting Securities

In accordance with our  bylaws (the "Bylaws"), our Board of Directors has fixed the close of business on May 1, 2008, as the record date (the "Record Date") for determining the shareholders entitled to notice of the above noted actions.  Approval of the amendment  of our Articles of Incorporation required the affirmative consent of a majority of the shares of our common stock issued and outstanding at the Record Date.  The quorum necessary to conduct business of the shareholders consists of a majority of the common stock issued and outstanding as of the Record Date.

As of the date of this information statement, 5,230,000 shares of our common stock were issued and outstanding.  We have a consenting shareholder (the "Majority Shareholder") who holds 5,000,000 shares of our common stock (or 95.6% of the total issued and outstanding number of shares).  Each share of our common stock is entitled to one vote on all matters brought before the shareholders.  Therefore, the Majority Shareholder has  the power to vote 5,000,000 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the date of this information statement.  The Majority Shareholder has consented to the proposed actions set forth herein and had and has the power to pass all proposed corporate actions without the concurrence of any of our other shareholders.

PROPOSAL I

CONTROL SHARE ACQUISITIONS

The Board of Directors has recommended, and our controlling shareholder has approved elimination and preclusion of the applicability of the control share acquisition limitation provisions of the Nevada Revised Statutes Sections 78.378 through 78.3793 and 78.411 through 78.444 to future transactions involving transfer of a shareholding representing a majority or more of the Company’s outstanding capital stock by appropriate amendment of our Articles of Incorporation.

Sections 78.378 through 78.3793 may have the effect of limiting the voting power of shares acquired in a transaction transferring a majority or more of the voting power of the corporation, in the election of directors and otherwise. as set out in the Statutes, in the hands of the acquiring stockholder. Sections 78.411 through 78.444 may restrict certain merger or consolidation and similar transactions between the corporation and an interested stockholder or affiliate(s). By amending the Company’s Articles to opt out of those provisions, the Company will not be subject to them in the future.

PROPOSAL II

FORWARD STOCK SPLIT

The Board of Directors has recommended, and the person owning the majority of the voting power of MIDC has approved, effecting a forward stock split on a 30-for-1 (30:1) basis of the issued and outstanding shares of MIDC common stock.

The Majority Shareholder has approved the grant of authority to our board of directors to implement the forward split. We will accordingly effect a forward split of our common stock on the basis of thirty (30) post-split shares for each one (1) pre-split share.

Stockholders should note that the effect of the forward split upon the market price for our common stock cannot be accurately predicted.  In particular, there is no assurance that prices for shares of our common stock after the split will not be less than 1/30 the current market price for our shares of common stock immediately prior to the split.  Furthermore, there can be no assurance that the market price of our common stock immediately after the split will be maintained for any period of time.  Moreover, since some investors may view the forward split negatively, there can be no assurance that the split will not adversely impact the market price of our common stock or, alternatively, that the market price following the split will either exceed or remain in excess of the current market price.

Potential Effects of the Forward Stock Split

The forward split will not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock will not be affected by the split (other than as the miniscule result of the rounding up of fractional shares to the next whole share).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the split will continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the split.  The number of stockholders of record too will not be affected by the split.

The number of shares of our common stock issued and outstanding will be increased following the effective time of the split in accordance with the ratio of thirty post-split shares for each one pre-split share held by the shareholders.  Thus, if you hold 10,000 shares of our common stock, you will automatically hold 300,000 shares of our common stock post-split..

We currently have 5,230,000 shares issued and outstanding.  After the forward split, we will have 156,900,000 shares of common stock issued and outstanding, thereby reducing the total number of authorized shares we will have available for future issuances.  The issuance in the future of additional authorized previously unissued shares may have the effect of diluting the any earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.  Although we do not intend to issue any further shares of our common stock at this time, should we decide to do so, we may be required to seek authorization for additional shares of stock for issuance.

Purpose of the Forward Stock Split

We believe that increasing the number of Common Shares held by each Shareholder will promote liquidity in the Company's Common Shares by (a) increasing the number of Common Shares available in the public "float" and (b) encouraging holders of relatively small lots of Common Shares to trade some of those Common Shares in the public market.  By increasing the number of Common Shares our Shareholders hold, we hope that they will be more amenable to trade a portion of their holdings, increasing the number of Common Shares available in the market to be purchased by new investors.  In this manner, we hope that the public market for our Common Shares will become more liquid.

Effective Date

Since approved by more than the requisite majority shareholder consent, the proposed forward split will become effective on May 29, 2008.  On that date, all shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into “new” shares of our common stock in accordance with the thirty shares for one share exchange ratio.

PROPOSAL III

AMENDMENT OF THE ARTICLES OF INCORPORATION

The Company has received shareholder approval to amend our Articles of Incorporation, as currently in effect (the "Articles"), in order to increase the authorized capital stock of the Company.  The Articles are expected to be amended and restated to read, as follows:

Article V of the Articles of Incorporation has been amended to read as follows:

ARTICLE V

  SHARES

                 (a)  This corporation is authorized to issue one class of capital stock to be designated “Common Stock”. The total number of shares of Common Stock which this corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock having a par value of $0.001 per share. The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of shareholders. Each share shall be entitled to the same dividend, and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

                 ( b)     As of 5:00 PM, Eastern Standard time, on the date on which this Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the "Effective Time"), each outstanding share of Common Stock, par value $0.001 per share ("Old Common Stock"), without further action on the part of the Corporation or any of the stockholders, shall automatically be changed into thirty (30) shares of Common Stock (the "New Common Stock") (referred to herein as the "Forward Split"). At the Effective Time, as a result of the Forward Split, each holder of Old Common Stock shall automatically become the holder of thirty (30) shares of New Common Stock for every share of Old Common Stock held by such holder prior thereto. Further, at the Effective Time, each certificate formerly representing a stated number of shares of Old Common Stock shall, as a result of the Forward Split, represent thirty (30) shares of New Common Stock for each one (1) share of Old Common Stock represented immediately prior to the Forward Split.

All New Common Stock shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which shareholders will be entitled to vote, will be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time determine. Stockholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation.”

The Majority Shareholder has voted in favor of approving the Amended Articles.

With the approval of the Majority Shareholder, the Amended Articles will become effective upon their filing with the Secretary of State of Nevada.

Purpose and Effect of the Amendment

The Board of Directors believes it is in the best interests of the Company to increase the authorized capital stock of the Company in order to ensure that we have sufficient authorized capital to undertake the proposed forward split of its common equity.

Subject to the provisions of the Company's Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the Board of Directors are expressly authorized, at its discretion, to adopt resolutions to issue authorized, previously unissued shares without any further action or vote by the stockholders.  The Board of Directors will be required to make any determination to issue shares of authorized, previously unissued stock based upon its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation, as amended, will give the Board of Directors flexibility, without further stockholder action, to issue authorized, previously unissued stock on such terms and conditions as the Board of Directors deems to be in the best interests of the Company and its stockholders.

The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing additional Common Stock, as it will allow stock to be available for issuance from time to time as determined by the Board of Directors for any corporate purpose.  It is anticipated that such purposes, may include issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

The changes to the Articles of Incorporation are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instrument or the Company's Articles of Incorporation or Bylaws in effect on the date of this Information Statement.  However, shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or its Board more difficult or time consuming and that the availability of the additional authorized and unissued shares might make it more difficult to remove the Company's management.  Although the Board presently has no intentions of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost, or the number, of voting shares necessary to acquire control of the Board or to meet voting requirements imposed by Nevada law with respect to any merger or other business combination involving the Company.  The Company's management is not presently aware of any specific efforts to accumulate Company stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of May 16, 2008, certain information regarding the beneficial ownership of our common stock by:

1.

Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

Each of our directors and executive officers and

3.

All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Issued and Outstanding

Common Stock	Helen C. Cary, President and Director (1)	5,000,000	95.6%
Common Stock	Patrick Deparini, Secretary, Treasurer (1)	-0-	-0-%

	Officers and Directors as a Group (2 persons)	5,000,000	95.6%

Notes:

1.

The address for these shareholders is c/o Midnight Candle Company, 79013 Bayside Court, Indio, California 92203.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders.  The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Midnight Candle Company, 79013 Bayside Court, Indio, California 92203.

Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Midnight Candle Company, 79013 Bayside Court, Indio, California 92203.

Midnight Candle Company

By order of the Board of Directors

/s/ Helen C. Cary

Helen c. Cary, President, CEO

Indio, California

May 26, 2008